Exhibit 99.1

NASDAQ: INM Suite 310-815 W. Hastings St. Vancouver, BC, Canada V6C 1B4 Tel: +1.604.669.7207 Email: info@inmedpharma.com www.inmedpharma.com

InMed Pharmaceuticals Strengthens Executive Leadership Team with Appointment of Ms. Netta Jagpal as Chief Financial Officer

Vancouver, BC – February 9, 2024 – InMed Pharmaceuticals Inc. (“InMed” or the “Company”) (Nasdaq: INM), a leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs, today announced the appointment of Ms. Netta Jagpal, CPA, CA as Chief Financial Officer and Corporate Secretary, effective February 20, 2024.

“We are excited to welcome Ms. Jagpal to InMed and are fortunate to have someone of her caliber and experience join our executive leadership team,” commented Eric A. Adams, President and Chief Executive Officer. “Netta has served in leadership positions with multiple public and private companies and brings a wealth of experience in the biotech industry. Netta’s experience in leading all aspects of the finance and accounting functions makes her an ideal candidate to support both InMed’s core pharmaceutical drug development business and BayMedica’s commercial enterprise.”

Ms. Jagpal joins InMed with over 20 years of experience in financial leadership roles, primarily in the biotech industry. Prior to InMed, Ms. Jagpal served as Vice President, Financial Reporting & Compliance for D-Wave Systems Inc. (NYSE:QBTS) where she led a finance team through the initial public offering process. Prior to D-Wave, Netta spent 11 years at Zymeworks Inc. (NYSE:ZYME), a leading Vancouver based clinical stage biopharmaceutical company, in various financial roles including Senior Director, Finance & Corporate Controller. Netta has also previously held roles at Angiotech Pharmaceuticals, Inc. (NASDAQ:ANP) and Ernst & Young. Netta is a Chartered Professional Accountant with the Institute of Chartered Accountants of British Columbia and holds a Bachelor of Business Administration degree in Accounting and Organization Behaviour from Simon Fraser University.

In conjunction with this appointment, Mr. Jonathan Tegge will be stepping down as Interim CFO effective February 20, 2024. The Company is grateful for the leadership and technical expertise that Mr. Tegge contributed over the past year and looks forward to his continued involvement with InMed.

About InMed:

InMed Pharmaceuticals is a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs. Together with our subsidiary, BayMedica LLC, we have unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness. We are a clinical-stage company developing a pipeline of rare cannabinoid therapeutics and dedicated to delivering new treatment alternatives to patients that may benefit from cannabinoid-based pharmaceutical drugs. For more information, visit www.inmedpharma.com.

Investor Contact:

Colin Clancy

Vice President, Investor Relations

and Corporate Communications

T: +1 604 416 0999

E: cclancy@inmedpharma.com

Cautionary Note Regarding Forward-Looking Information:

This news release contains “forward-looking information” and “forward-looking statements” (collectively, “forward-looking information”) within the meaning of applicable securities laws. Forward-looking statements are frequently, but not always, identified by words such as “expects”, “anticipates”, “believes”, “intends”, “potential”, “possible”, “would” and similar expressions. Such statements, based as they are on current expectations of management, inherently involve numerous risks, uncertainties and assumptions, known and unknown, many of which are beyond our control. Forward-looking information is based on management’s current expectations and beliefs and is subject to a number of risks and uncertainties that could cause actual results to differ materially from those described in the forward-looking statements. Forward-looking information in this news release includes statements about: statements with respect to the appointment of a new Chief Financial Officer and relating timings; being a global leader in the manufacturing, development and commercialization of rare cannabinoids and proprietary cannabinoid analogs; having unparalleled cannabinoid manufacturing capabilities to serve a spectrum of consumer markets, including pharmaceutical and health and wellness.

All forward-looking information herein is qualified in its entirety by this cautionary statement, and InMed disclaims any obligation to revise or update any such forward-looking information or to publicly announce the result of any revisions to any of the forward-looking information contained herein to reflect future results, events or developments, except as required by law.